                                                                     EXHIBIT 3.3

                                    BYLAWS

                                      OF

                         PROJECT ORANGE CAPITAL CORP.


                                  ARTICLE I.

                                    OFFICES

          Section 1. Registered Office. The registered office of the above-named
                     -----------------
corporation shall be located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805-1297.

          Section 2. Other Offices. The corporation may also have offices at
                     -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

          Section 1. Time and Place. All meetings of the stockholders for any
                     --------------
purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meeting. Annual meetings of stockholders, commencing
                     --------------
with the year 1999, shall be held on the second Tuesday in December if not a legal holiday, and, if a legal holiday, then on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors. For the purposes of these bylaws a "business day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed. At the annual meeting, holders of the corporation's voting stock, shall elect, by a plurality vote, subject to the certificate of incorporation and any agreement by and among the stockholders, a Board of Directors and transact such other business as may properly be brought before the meeting.

          Section 3. Notice of Annual Meeting. Written notice of the annual
                     ------------------------
meeting, stating the place, date and time of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
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          Section 4. List of Stockholders. The officer who has charge of the
                     --------------------
stock ledger of the corporation shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5. Special Meetings. Special meetings of the stockholders for
                     ----------------
any purpose or purposes, unless otherwise prescribed by statute, by the certificate of incorporation or by an agreement by and among the stockholders, may be called by the President and shall be called by the President or the Secretary at the request in writing of two (2) members of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6. Notice of Special Meetings. Written notice of a special
                     --------------------------
meeting, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          Section 7. Limit on Business at Special Meetings. Business transacted
                     -------------------------------------
at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 8. Quorums. The holders of a majority of the stock issued and
                     -------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of such adjourned meeting, until a quorum shall be present in person or represented by proxy. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9. Voting at Meetings. When a quorum is present at any
                     ------------------
meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question

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is one upon which by express statutory provision, provision of the certificate of incorporation or provision of an agreement by and among the stockholders a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 10. Voting Power. Unless otherwise provided in the certificate
                      ------------
of incorporation or an agreement by and among the stockholders, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

          Section 11. Written Consent Without Meeting. Unless otherwise provided
                      -------------------------------
in the certificate of incorporation or an agreement by and among the stockholders, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                 ARTICLE III.

                                   DIRECTORS

          Section 1.  General Powers. The business of the corporation shall be
                      --------------
managed by, or under the direction of, its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the certificate of incorporation, these bylaws or an agreement by and among the stockholders directed or required to be exercised or done by the stockholders.

          Section 2.  Election and Tenure. The number of directors which shall
                      -------------------
constitute the whole board shall be a minimum of two (2). The first board shall consist of three (3) director. Thereafter the number of directors shall be determined by the Board of Directors or by the stockholders at any meeting or in an agreement by and among the stockholders subject to any restrictions set forth in the certificate of incorporation or any agreement with any shareholder. Except as provided in Section 3 of this Article III or in an agreement by and among the stockholders, each director shall hold office until his successor or successors are elected and shall qualify or until his earlier resignation or removal.

          Section 3.  Vacancies and Newly Created Directorships. Subject to any
                      ------------------------------------------
restrictions set forth in the certificate of incorporation or any agreement with any shareholder vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum,

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or by a sole remaining director and the directors so chosen shall hold office for the remainder of the term of the directors whom they replaced and for newly created directors until the next annual meeting and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute or by an agreement by and among the stockholders.

          Section 4.  Place of Meetings. The Board of Directors of the
                      -----------------
corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5.  Annual Meetings. The first meeting of each newly elected
                      ---------------
Board of Directors shall be held immediately after the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

          Section 6.  Regular Meetings. Regular meetings of the Board of
                      ----------------
Directors may be held with one (1) days notice to each director, either personally, by mail, by telegram, by telex or by facsimile transmission at such time and at such place as shall from time to time be determined by the board.

          Section 7.  Special Meetings. Special meetings of the Board of
                      ----------------
Directors may be called by the President on two (2) days' notice to each director, either personally, by mail, by telegram, by telex or by facsimile transmission; special meetings shall be called by the President in like manner and on like notice upon the written request of a two (2) of the directors then in office. Any notice may be given by the Secretary and need not state the purpose or purposes of the meeting unless otherwise required by these bylaws.

          Section 8.  Quorum and Adjournments. At all meetings of the board, a
                      -----------------------
majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by an agreement by and among the stockholders. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

          Section 9.  Action by Consent. Any action required or permitted to be
                      -----------------
taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing is filed with the minutes of the proceedings of the board or committee.

          Section 10. Meetings by Telephone or Similar Communications Equipment.
                      ---------------------------------------------------------
Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in

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the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 11. Compensation. Unless otherwise restricted by the
                      ------------
certificate of incorporation, these bylaws or by an agreement by and among the stockholders, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 12. Removal of Directors. Unless otherwise restricted by
                      --------------------
statute, by the certificate of incorporation or by an agreement by and among the stockholders, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

          Section 13. Resignation of Directors. Any director may resign at any
                      ------------------------
time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Unless otherwise specified in such notice, a resignation shall take effect upon the delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.


                                  ARTICLE IV.

                                  COMMITTEES

          Section 1.  Designation. Except as restricted by the provisions of the
                      -----------
statutes, the certificate of incorporation or any agreement by and among the stockholders, the Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, and the board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          Except as restricted by the provisions of the statutes, the certificate of incorporation or any agreement by and among the stockholders in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Section 2.  Powers. Any such committee, to the extent provided in the
                      ------
resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize

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the seal of the corporation to be affixed to all papers which may require it;
but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the State of Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending these bylaws; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          Section 3. Minutes and Reports. Each committee shall keep regular
                     -------------------
minutes of its meetings and report the same to the Board of Directors when required.


                                  ARTICLE V.

                                    NOTICES

          Section 1.  Form and Delivery. Whenever, under the provisions of
                      -----------------
statutes, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given three (3) days after the time of mailing. Notice to directors may also be given by telegram, telex or facsimile transmission at such director's address as it appears in the corporation's records.

          Section 2.  Waiver. Whenever any notice is required to be given under
                      ------
the provisions of statutes, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to receipt of the notice.

          Section 3.  Attendance at Meetings as Waiver of Notice. Any
                      ------------------------------------------
stockholder who attends a meeting of stockholders in person or is represented at that meeting by proxy without protesting, at the commencement of the meeting, the lack of notice to him or any director who attends a meeting of the Board of Directors without protesting, at the commencement of the meeting, the lack of notice to him shall, in each case, be conclusively deemed to have waived notice of that meeting.

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                                  ARTICLE VI.

                                   OFFICERS

          Section 1.  Designation. Subject to the terms of any agreement by and
                      -----------
among the stockholders, the officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman, a President, a Treasurer and a Secretary. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

          Section 2.  Election. Subject to the terms of any agreement by and
                      --------
among the stockholders, the Board of Directors at its annual meeting shall choose a President, a Treasurer and a Secretary and may choose such other officers as it deems appropriate.

          Section 3.  Powers and Other Duties. The officers shall exercise such
                      -----------------------
powers and perform such duties as shall be determined from time to time by the Board of Directors.

          Section 4.  Salaries. The salaries of all officers and agents of the
                      --------
corporation shall be fixed by the Board of Directors.

          Section 5.  Term of, and Removal from Office. The officers of the
                      --------------------------------
corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

          Section 6.  The Chairman. The Chairman shall be the Chairman of the
                      ------------
Board of Directors. The Chairman shall have such powers and perform such duties as usually pertain to the office of the Chairman as may from time to time be assigned by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and the Board of Directors.

          Section 7.  The President. The President shall be the chief executive
                      -------------
officer of the corporation and shall have general supervision and control over, and responsibility for, the day-to-day operations of the corporation, subject to the general policy directions of the Chairman of the Board and/or the Board of Directors itself, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Chairman and/or the Board of Directors.

          The President shall, under the seal of the corporation, execute bonds, mortgages and other contracts requiring a seal except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

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          Section 8.  The Treasurer. The Treasurer shall have the custody of the
                      -------------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all the Treasurer's transactions and of the financial condition of the corporation.

          If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer's control belonging to the corporation.

          Section 9.  Vice Presidents. The Vice Presidents, if any, shall
                      ---------------
perform such duties and have such powers as the Board of Directors may from time to time prescribe.

          Section 10. The Secretary. The Secretary shall attend all meetings of
                      -------------
the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary's signature.

          Section 11. The Assistant Treasurers and Secretaries. The Assistant
                      ----------------------------------------
Treasurer and Assistant Secretary (or, if there is more than one, the Assistant Treasurers and Assistant Secretaries in the order designated by the Board of Directors or, if there be no such designation, then in the order of their election) shall, in the absence of the Treasurer or Secretary, or in the event of the Treasurer's or Secretary's inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                                 ARTICLE VII.

                            CERTIFICATES FOR SHARES

          Section 1.  Form and Signatures. The shares of the corporation shall
                      -------------------
be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the President and the Treasurer or Secretary or an Assistant Treasurer or Assistant Secretary of the corporation.

          Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

          If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the State of Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or faces of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the State of Delaware General Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 2.  Signature on Certificates. Any or all of the signatures on
                      -------------------------
a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates. The Board of Directors may direct a new
                      -----------------
certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of

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Directors may require the owner or his legal representative to give the corporation a bond in such sum as it may direct as indemnity against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers of Stock. Upon surrender to the corporation or
                      ------------------
the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instruments from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

          Section 5.  Record Date. In order that the corporation may determine
                      -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Registered Stockholders. The corporation shall be entitled
                      -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.


                                 ARTICLE VIII.

                         INDEMNIFICATION AND INSURANCE

          Section 1.  Indemnification. (a) The Corporation shall indemnify any
                      ---------------
director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such

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action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) Any indemnification under Section 1(a) and (b) of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or, even if such directors so direct, by independent legal counsel in a written opinion, or
(iv) by the stockholders of the Corporation.

          (d) Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this
Article VIII. Such expenses (including attorneys' fees)

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

incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (e) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 2.  Insurance for Indemnification. The Corporation may
                      -----------------------------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.


                                  ARTICLE IX.

                              GENERAL PROVISIONS

          Section 1.  Dividends. Dividends upon the outstanding capital stock of
                      ---------
the corporation, subject to the provisions of the statutes, the certificate of incorporation or any agreement by and among or with any stockholders, may be declared by the Board of Directors at any regular or special meeting of directors and dividends may be paid in cash, property or in shares of the capital stock.

          Section 2.  Reserves. Before payment of any dividend, there may
                      --------
be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3.  Annual Statement. The Board of Directors shall present at
                      ----------------
each annual meeting or special meeting of the stockholders, when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

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

          Section 4.  Checks. All checks or demands for money and notes of the
                      ------
corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 5.  Fiscal Year. The fiscal year of the corporation shall be
                      -----------
fixed by resolution of the Board of Directors.

          Section 6.  Corporate Seal. The corporate seal shall have inscribed
                      --------------
thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

          Section 7.  Indemnification. The corporation shall indemnify its
                      ---------------
officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Corporation may indemnify employees and agents of the corporation in accordance with Delaware law as the Board of Directors shall determine in its sole discretion.


                                  ARTICLE X.

                                  AMENDMENTS

          These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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